Exhibit 99
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        Planet Entertainment Corporation Files For Chapter 11 Protection

         Menands, NY, December 4, 2001, / Businesswire / -- Planet Entertainment Corporation (NASD Bulletin Board: PNEC) today announced that on November 30, 2001, the Company and its wholly-owned subsidiary filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of New York pursuant to a Plan of Reorganization proposed by the Company

         Planet Entertainment Corporation is involved in various areas of the recorded music industry. The Company's principal business, primarily through its wholly-owned subsidiary, Northeast One Stop, Inc., is the wholesale distribution of pre-recorded music in the form of compact diskettes ("CDs"), cassette tapes, and other entertainment related products such as video tapes, Digital Video Diskettes ("DVDs") and, to a much lesser extent, music or entertainment related apparel, such as t-shirts. The Company's business activities also include the acquisition, licensing, production, marketing and distribution of high quality recorded music.

         Forward-looking statements and comments in this news release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the Company, including the completion of any acquisition transaction or the achievement of future operating results, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the Company from time to time with the Securities and Exchange Commission in the future.


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